Filed Pursuant to Rule 424(b)(5)
Registration No. 333-222820

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 18, 2018

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 2, 2018)

4,750,000 Common Shares

ObsEva SA

We are offering 4,750,000 common shares. Our common shares are listed on the Nasdaq Global Select Market under the symbol “OBSV.” On June 18, 2018, the last reported sale price of our common shares on the Nasdaq Global Select Market was $17.87 per share.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Our business and an investment in our common shares involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement, page 1 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to ObsEva SA	$	$

(1)	We refer you to “Underwriting” section of this prospectus supplement for additional information regarding underwriting compensation.

The underwriters may also purchase up to an additional 712,500 common shares.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the common shares to purchasers on or about                , 2018.

Joint Book-Running Managers

J.P. Morgan	Credit Suisse	Jefferies

Co-Managers

Wedbush PacGrow	H.C. Wainwright & Co.

The date of this prospectus supplement is                , 2018.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a “shelf” registration statement on Form F-3, as amended, that we filed with the U.S. Securities and Exchange Commission, or the SEC, and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common shares offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common shares. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “ObsEva,” “company” and similar designations refer, collectively, to ObsEva SA.

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Presentation of Financial and Other Information

We present our consolidated financial statements in U.S. dollars and in accordance with IFRS. None of the financial statements incorporated by reference into this prospectus supplement were prepared in accordance with generally accepted accounting principles in the United States.

The terms “dollar,” “USD” or “$” refer to U.S. dollars, the terms “Swiss Francs” or “CHF” refer to the legal currency of Switzerland and the terms “€” or “euro” are to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community, as amended. Unless otherwise indicated, all references to currency amounts in this prospectus supplement are in U.S. dollars.

We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Trademarks

“ObsEva,” the ObsEva logo and other trademarks or service marks of ObsEva SA appearing in this prospectus supplement and the accompanying prospectus are the property of ObsEva SA. Trade names, trademarks and service marks of other companies appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

All statements other than present and historical facts and conditions contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the success, cost, timing and potential indications of our product candidates’ development activities and clinical trials, including our ongoing and future trials of OBE2109 (also known as linzagolix), nolasiban and OBE022;

•	our ability to obtain and maintain regulatory approval of our product candidates, including linzagolix, nolasiban and OBE022, in any of the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of an approved product;

•	the results of ongoing or future clinical trials, including of linzagolix, nolasiban and OBE022;

•	our ability to obtain funding for our operations, including funding necessary to complete the clinical trials of any of our product candidates, and the terms on which we are able to raise that additional capital;

•	our plans to research, develop and commercialize our product candidates;

•	the timing of our regulatory filings for our product candidates;

•	the clinical utility of our product candidates;

•	the size and growth potential of the markets for our product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates and our ability to operate our business without infringing on the intellectual property rights of others;

•	the timing and amount of milestone and royalty payments we are required to make under our license agreements;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	the activities of our competitors and the success of competing therapies that are or become available;

•	our plans to in-license or acquire additional product candidates;

S-iii

•	how long we will qualify as an emerging growth company or a foreign private issuer;

•	our estimates regarding future revenue, expenses and needs for additional financing;

•	regulatory developments in the United States and foreign countries; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward- looking statements by these cautionary statements.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus is generally reliable, such information is inherently imprecise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-6, the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision.

ObsEva SA

Overview

We are a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapeutics for serious conditions that compromise a woman’s reproductive health and pregnancy. We are advancing a pipeline of orally-administered innovative new chemical entities for the treatment of symptoms associated with endometriosis and uterine fibroids, improvement of clinical pregnancy and live birth rates in women undergoing in vitro fertilization, or IVF, and treatment of preterm labor. We have assembled a strong management team with extensive experience in successfully developing and commercializing therapeutics in our target market. Our goal is to build the leading women’s reproductive health and pregnancy company focused on conditions where current treatment options are limited and significant unmet needs exist.

We are focused on providing therapeutic solutions for women between the ages of 15 and 49 who suffer from reproductive health conditions that affect their quality of life, ability to conceive or that complicate pregnancy and the health of newborns. There are millions of women of reproductive age affected by conditions such as endometriosis, uterine fibroids and preterm labor, or that require IVF to conceive. We believe the efficacy of current treatment options is limited and creates a significant unmet need for improved therapeutics for these women.

The following diagram summarizes the indications and development stage of our current product candidates:

We were founded in November 2012 by former executives of PregLem SA, or PregLem, a Swiss-based specialty biopharmaceutical company dedicated to the development and commercialization of innovative drugs for women’s reproductive medicine. While at PregLem, our senior management team collaborated in the clinical development and commercialization of several women’s reproductive health therapeutics, including Esmya (ulipristal acetate) for the treatment of uterine fibroids. PregLem was subsequently acquired by Gedeon Richter in 2010. We believe we will be able to leverage our senior management team’s long-standing experience working together and with key opinion leaders, patient groups, payors, reproductive health networks, fertility clinics, obstetricians and gynecologists, nurses and pharmacists to identify, in-license or acquire, develop and commercialize product candidates. We are merging our passion for, and extensive experience in, the field of women’s reproductive health and pregnancy, to develop therapeutics that can help women lead more healthy and fulfilling lives.

Our portfolio currently consists of three in-licensed NCEs in clinical development for four indications intended to address areas that we believe present significant unmet medical needs.

Recent Developments

In February 2018, we filed a shelf registration statement on Form F-3 registering $200 million of common shares for future offerings. The shelf registration statement was declared effective by the SEC on March 2, 2018.

On March 16, 2018, we entered into an Open Market Sales Agreement, or the Sales Agreement, with Jefferies LLC, or Jefferies pursuant to which we may offer and sell from time to time, up to an aggregate of $50.0 million of our common shares through Jefferies, as sales agent. Pursuant to the Sales Agreement, Jefferies may sell common shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including, without limitation, sales made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise directed by us. We pay Jefferies commission equal to 3.0% of the gross proceeds from the sales of our common shares pursuant to the terms of the Sales Agreement. As of the date of this prospectus, we have sold an aggregate of approximately 1.6 million of our common shares under this at-the-market offering, resulting in aggregate net proceeds to us of approximately $19.4 million, and gross proceeds of $20.0 million. Under the Sales Agreement, remaining availability is $30.0 million.

On June 1, 2018, we announced our intention to list our common shares on the SIX Swiss Exchange under SIX’s international reporting standard. Our common shares will continue to trade on the Nasdaq Global Select Market after we list on the SIX Swiss Exchange. In connection with the SIX Swiss Exchange listing, we expect to raise our profile with Swiss and European investors, provide another robust market for any future potential financing activities and secure the protection offered by the Swiss takeover rules for our shareholders.

We initiated a Phase 2b clinical trial, which we refer to as EDELWEISS, in women with moderate-to-severe endometriosis-associated pain in July 2016, announced patient enrollment completion in November 2017 and reported positive top line results in June 2018. In the EDELWEISS clinical trial, partial suppression of estradiol with a 75 mg dose of linzagolix demonstrated a highly significant reduction of pain and improvement of patient well-being, and a 200 mg dose of linzagolix achieved full estradiol suppression and highly significant efficacy. The primary endpoint of the clinical trial for the three top doses was met, and patients receiving a 75 mg dose had the highest responder rate of 61.5% compared to the placebo at 34.5%. Further, linzagolix was observed to be safe and well tolerated, in line with the therapeutic class and mechanism of action.

Risks Associated with our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus supplement immediately following this prospectus supplement summary and in the “Risk Factors” sections in our Annual Report on Form 20-F for the year ended December 31, 2017, which is incorporated by reference in this prospectus supplement. These risks include the following:

•	We have incurred significant operating losses since inception and anticipate that we will continue to incur substantial operating losses for the foreseeable future and may never achieve or maintain profitability.

•	We have a limited operating history and have never generated any revenue from product sales, which may make it difficult to evaluate the success of our business to date and to assess our future viability.

•	We will need substantial additional funding to pursue our business objectives. If we are unable to raise capital when needed or on terms favorable to us, we could be forced to curtail our planned operations and the pursuit of our growth strategy.

•	We depend entirely on the success of a limited number of product candidates, which are in clinical development and none of which have completed a pivotal trial. If we do not obtain regulatory approval for and successfully commercialize one or more of our product candidates or we experience significant delays in doing so, we may never become profitable.

•	Clinical trials are very expensive, time-consuming and difficult to design and implement and involve uncertain outcomes. Furthermore, results of earlier preclinical studies and clinical trials may not be predictive of results of future preclinical studies or clinical trials.

•	Clinical trials may be delayed, suspended or terminated for many reasons, which will increase our expenses and delay the time it takes to develop our product candidates.

•	We operate in a highly competitive and rapidly changing industry.

•	If we fail to comply with our obligations under our existing and any future intellectual property licenses with third parties, we could lose license rights that are important to our business.

Corporate Information

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were formed in 2012 with an indefinite duration. We are currently registered in Plan-les-Ouates, Geneva, Switzerland. Our principal executive offices are located at Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva, Switzerland. Our telephone number is +41 22 552 38 40. Our agent for service of process in the United States is Cogency Global Inc. We maintain a corporate website at www.obseva.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and the accompanying prospectus. We have included our website address in this prospectus supplement and the accompanying prospectus solely as an inactive textual reference.

Our common shares have been listed on the Nasdaq Global Select Market under the symbol “OBSV” since January 26, 2017.

The Offering

Common shares offered by us	4,750,000 shares.

Common shares to be outstanding after this offering	42,787,062 common shares (or 43,499,562 shares if the underwriters exercise in full their option to purchase additional shares)

Option to purchase additional common shares in this offering	We have granted the underwriters an option to purchase up to an additional 712,500 common shares from us. The underwriters can exercise this option, in whole or in part, at any time within 30 days from the date of this prospectus supplement.

Use of proceeds	We plan to use the net proceeds from this offering primarily to continue the development of our three new chemical entities in our pipeline and invest in pre-commercial activates in support of our pipeline assets, and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-6, page 1 of the accompanying prospectus and the “Risk Factors” sections in our Annual Report on Form 20-F for the year ended December 31, 2017, which is incorporated by reference, for a discussion of factors to consider carefully before deciding to invest in our common shares.

Nasdaq Global Select Market trading symbol	“OBSV”

The number of our common shares that will be outstanding after this offering is based on 36,436,211 common shares outstanding as of March 31, 2018, plus 1,600,851 common shares sold since March 31, 2018 under our at-the-market offering pursuant to the Open Market Sales Agreement with Jefferies LLC, and excludes the following:

•	20,315,620 common shares that may be issued from our authorized share capital, from which should be subtracted the number of common shares issued in this offering,

•	5,922,618 common shares that may be issued from our conditional share capital to cover equity grants awarded under our 2017 Equity Incentive Plan and

•	14,393,002 common shares that may be issued from our conditional share capital for financing purposes.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional common shares.

Summary Financial and Other Data

We have derived the summary consolidated statements of comprehensive loss for the years ended December 31, 2017, 2016 and 2015 presented below and the summary consolidated balance sheet data as of December 31, 2017 presented below from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The summary consolidated statements of comprehensive loss for the year ended December 31, 2014 presented below has been derived from our audited consolidated financial statements, which are not incorporated by reference into this prospectus supplement. This data should be read together with, and is qualified in its entirety by reference to, “Item 5. Operating and Financial Review and Prospects” as well as our financial statements and notes thereto appearing in our Annual Report on Form 20-F for the year ended December 31, 2017, which is incorporated by reference herein. For more details on how you can obtain our reports and other information filed with the SEC, you should read the section of this prospectus supplement and the accompanying prospectus titled “Where You Can Find More Information.”

	Year ended December 31,
	2017	2016	2015	2014
	(in thousands, except share and per share data)
Consolidated Statements of Comprehensive Loss:
Operating income other than revenue	$16	$22	$17	$45
Operating expenses:
Research and development expenses	(54,912)	(23,711)	(16,892)	(11,402)
General and administrative expenses	(12,568)	(6,452)	(2,954)	(1,560)

Total operating expenses	(67,480)	(30,163)	(19,846)	(12,962)

Operating loss	(67,464)	(30,141)	(19,829)	(12,917)
Finance income	590	36	—	109
Finance expense	(1)	(97)	(38)	—

Net loss before tax	(66,875)	(30,202)	(19,867)	(12,808)
Income tax expense	(51)	—	—	—

Net loss	(66,926)	$(30,202)	$(12,867)	$(12,808)

Net loss per share, basic and diluted(1)	$(2.25)	$(1.40)	$(1.87)	$(1.41)

(1)	See Note 17 to our audited consolidated financial statements for a description of the method used to compute basic and diluted net loss per share attributable to common shareholders.

As of December 31, 2017
Consolidated Balance Sheet Data:
Cash and cash equivalents	$110,841
Total assets	135,235
Total liabilities	12,584
Total shareholders’ equity	$122,651

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from Part I, Item 3.D. of our most recent Annual Report on Form 20-F and the other information contained in this prospectus supplement and the accompanying prospectus, as updated by those subsequent filings with the SEC under the Exchange Act, that are incorporated herein by reference. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline, in which case you may lose all or part of your investment. For more information, see “Where You Can Find More Information” and “Incorporation of Information by Reference.”

Risks Related to This Offering

Raising additional capital, including as a result of this offering, may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our product candidates.

Until such time, if ever, as we can generate substantial revenue from the sale of our product candidates, we expect to finance our cash needs through a combination of equity offerings, debt financing, collaborations, strategic alliances and licensing arrangements. We do not currently have any committed external source of funds. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common shareholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our drug development or future commercialization efforts or grant rights to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

If you purchase common shares in this offering, you will suffer immediate dilution of your investment.

The price of our common shares in this offering is substantially higher than the net tangible book value per common share. Therefore, if you purchase our common shares in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. Based on an assumed public offering price of $17.87 per share, the last reported sale price of our common shares on the Nasdaq Global Select Market on June 18, 2018, you will experience immediate dilution of $13.93 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the public offering price.

We have broad discretion over the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common shares. The failure by our management to apply these funds effectively could result in financial losses that could have an adverse effect on our business, cause the price of our common shares to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.

A significant portion of our total outstanding shares are eligible to be sold into the market in the near future, which could cause the market price of our common shares to drop significantly, even if our business is doing well.

Sales of a substantial number of our common shares in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common shares. Upon completion of this offering, based on our shares outstanding as of March 31, 2018, we will have 42,787,062 common shares outstanding, assuming no exercise of the underwriters’ option to purchase additional common shares (plus 1,600,851 common shares sold since March 31, 2018 under our Open Market Sales Agreement with Jefferies LLC). Of these shares, approximately 22,573,551 shares are subject to a contractual lock-up with the underwriters for this offering for a period of 90 days following this offering. These shares can be sold, subject to any applicable volume limitations under federal securities laws, after the earlier of the expiration of, or release from, the 90-day lock-up period. The balance of our outstanding common shares, including any shares purchased in this offering, may be resold into the public market immediately without restriction, unless owned or purchased by our affiliates. Moreover, after this offering, some of the holders of our common shares will have the right, subject to specified conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other shareholders.

MARKET INFORMATION

Our common shares have been listed on Nasdaq Global Select Market, or Nasdaq, under the symbol “OBSV” since January 26, 2017. Prior to that date, there was no public trading market for common shares. The following tables set forth for the periods indicated the reported high and low sale prices per common shares on Nasdaq in U.S. dollars.

Nasdaq Global Select Market

	Per Common Share
	High	Low
Annual
2017 (beginning January 26, 2017)	$14.69	$5.00
Quarterly
First Quarter 2017 (beginning January 26, 2017)	$14.69	$10.35
Second Quarter 2017	$11.69	$5.00
Third Quarter 2017	$8.95	$6.15
Fourth Quarter 2017	$12.49	$8.15
First Quarter 2018	$15.81	$9.05
Second Quarter 2018 (through June 15, 2018)	$15.69	$9.631
Month Ended:
December 2017	$10.50	$9.27
January 2018	$13.51	$9.05
February 2018	$15.81	$10.14
March 2018	$14.92	$12.74
April 2018	$15.69	$12.25
May 2018	$13.40	$9.631
June 2018 (through June 15, 2018)	$15.365	$12.73

On June 15, 2018, the last reported sale price of our common shares on the Nasdaq Global Select Market was $14.55 per common share.

USE OF PROCEEDS

We estimate that the net proceeds to us from our issuance and sale of our common shares in this offering will be approximately $78.7 million, or approximately $90.5 million if the underwriters exercise in full their option to purchase up to 712,500 additional common shares, based on the assumed public offering price of $17.87 per share, the last reported sale price of our common shares on the Nasdaq Global Select Market on June 18, 2018, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering primarily to continue the development of our three new chemical entities in our pipeline and invest in pre-commercial activates in support of our pipeline assets, and for working capital and other general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire new chemical entities, businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any future acquisitions as of the date of this prospectus supplement.

This expected use of net proceeds from this offering and our existing cash and cash equivalents represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs.

As a result, our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of those net proceeds. Pending these uses, we plan to invest these net proceeds in short-term, interest bearing deposits.

Our operating expenses for the three month period ended March 31, 2018 were $20.0 million. Operating expenses for the three months ended June 30, 2018 are expected to have been moderately higher than operating expenses in the first quarter of 2018. In addition, we expect that our quarterly and annual operating expenses will increase and accelerate for the remainder of 2018, as well as further increase and accelerate in 2019, as we continue to advance the development of our current product candidates. Based on the planned use of proceeds described above, we believe that the net proceeds from this offering and our current cash, cash equivalents and marketable securities will be sufficient to enable us to fund our operating expenses and capital expenditure requirements into the second half of 2020.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2018 on:

•	an actual basis (which does not give effect to approximately $19.4 million in aggregate net proceeds to us from the sale of our common shares under our at-the-market offering pursuant to the Open Market Sales Agreement with Jefferies LLC subsequent to March 31, 2018); and

•	an as adjusted basis to reflect: (1) our issuance and sale of 4,750,000 common shares in this offering, based on an assumed public offering price of $17.87 per common share, the last reported sale price of our common shares on the Nasdaq Global Select Market on June 18, 2018, after deducting underwriting discounts and commissions and estimated offering expenses payable by us; and (2) the application of our net proceeds of this offering as described under the section of this prospectus supplement titled “Use of Proceeds.”

The information in this table is unaudited and should be read in conjunction with other sections of this prospectus supplement, the accompanying prospectus and any documents that they incorporate by reference, including our audited and unaudited consolidated financial statements and the related notes.

	As of March 31, 2018
	Actual	As Adjusted
Cash and cash equivalents	$95,435	$174,125
Shareholders’ equity:
Share capital	2,871	3,237
Share premium	220,141	298,466
Reserves	8,721	8,721
Accumulated losses	(126,473)	(126,473)

Total shareholders’ equity	105,260	183,951

Total liabilities and shareholders’ equity	$120,122	$198,813

The number of our common shares that will be outstanding after this offering is based on 36,436,211 common shares outstanding as of March 31, 2018, plus 1,600,851 common shares sold since March 31, 2018 under our at-the-market offering pursuant to the Open Market Sales Agreement with Jefferies LLC, and excludes the following:

•	20,315,620 common shares that may be issued from our authorized share capital, from which should be subtracted the number of common shares issued in this offering,

•	5,922,618 common shares that may be issued from our conditional share capital to cover equity grants awarded under our 2017 Equity Incentive Plan and

•	14,393,002 common shares that may be issued from our conditional share capital for financing purposes.

DILUTION

If you invest in our common shares in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the as adjusted net tangible book value per common share after this offering. Our historical net tangible book value as of March 31, 2018 was $83.7 million, or $2.30 per common share. Historical net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the 36,436,211 common shares outstanding as of March 31, 2018.

After giving effect to our issuance and sale of 4,750,000 of our common shares in this offering at an assumed public offering price of $17.87 per share, the last reported sale price of our common shares on the Nasdaq Global Select Market on June 18, 2018, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2018 would have been $162.3 million, or $3.94 per share. This represents an immediate increase in as adjusted net tangible book value per share of $13.93 to our existing shareholders and immediate dilution of $1.64 in as adjusted net tangible book value per share to new investors purchasing common shares in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution to the new investors purchasing common shares in this offering without giving effect to the option to purchase additional shares granted to the underwriters:

Assumed public offering price per share		$17.87
Net tangible book value per share as of March 31, 2018	$2.30
Increase per share attributable to sale of common shares in this offering	1.64

As adjusted net tangible book value per share after this offering		3.94

Dilution per share to new investors		$13.93

A $1.00 increase (decrease) in the assumed public offering price of $17.87 per share, which was the last reported sale price of our common shares on the Nasdaq Global Select Market on June 18, 2018, would increase (decrease) dilution per share to new investors by approximately $0.11 after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. An 100,000 share increase in the number of shares offered by us would increase the as adjusted net tangible book value per share by $0.03 per share and decrease the dilution per share to new investors by $0.03 per share, assuming that the assumed public offering price remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a 100,000 share decrease in the number of shares offered by us would decrease the as adjusted net tangible book value per share by $0.03 per share and increase the dilution per share to new investors by $0.03 per share, assuming that the assumed public offering price remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

If the underwriters exercise their option to purchase 712,500 additional shares in full at the assumed public offering price of $17.87 per share, the last reported sale price of our common shares on the Nasdaq Global Select Market on June 18, 2018, the as adjusted net tangible book value will increase to $4.16 per share, representing an immediate increase to existing shareholders of $1.86 per share and an immediate dilution of $13.71 per share to new investors.

The number of our common shares that will be outstanding after this offering is based on 36,436,211 common shares outstanding as of March 31, 2018, plus 1,600,851 common shares sold since March 31, 2018 under our at-the-market offering pursuant to the Open Market Sales Agreement with Jefferies LLC, and excludes the following:

•	20,315,620 common shares that may be issued from our authorized share capital, from which should be subtracted the number of common shares issued in this offering,

•	5,922,618 common shares that may be issued from our conditional share capital to cover equity grants awarded under our 2017 Equity Incentive Plan and

•	14,393,002 common shares that may be issued from our conditional share capital for financing purposes.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions of our articles of association. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our articles of association, a copy of which has been incorporated by reference into the registration statement of which this prospectus supplement forms a part.

The Company

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were formed in 2012 with an indefinite duration. We are currently registered in Plan-les-Ouates, Geneva, Switzerland. Our principal executive offices are located at Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva, Switzerland.

Share Capital

As of May 9, 2018, our issued and fully paid-in share capital consisted of 40,631,252 common shares, par value CHF 1/13 per share, or approximately CHF 0.0769 per share, and no preferred shares. Under our articles of association, our share capital may be increased by a maximum aggregate amount of CHF 455,586 through the issuance of not more than 5,922,618 common shares, par value CHF 1/13 per share, in connection with our equity incentive plans. Our board of directors is authorized, at any time until May 9, 2020, to increase our share capital by a maximum aggregate par value of CHF 1,562,740 through the issuance of not more than 20,315,620 common shares, in connection with our authorized share capital. In addition, our share capital may be increased by the issuance of up to 14,393,002 common shares, par value CHF 1/13 per share, upon exercise of option or conversion rights granted in connection with financial instruments issued by us or our subsidiaries.

Our share capital activity was as follows:

Shares (both voting and non-voting) issued at January 1, 2016	1,673,790
Non-voting shares, par value CHF 1.00 per share, issued in August 2016	21,500
Series A preferred shares, par value CHF 1.00 per share, issued in October 2016 to one investor in consideration for an in-license	25,000
Non-voting shares, par value CHF 1.00 per share, issued in November 2016	62,884
1:13 share split for each of our issued Series A preferred shares, Series B preferred shares, common shares and non-voting shares
Shares issued at December 31, 2016	23,181,262
Common shares issued in January 2017	6,450,000
Common shares issued in October 2017	7,500,000
Common shares issued at December 31, 2017	37,131,262
Common shares issued in March 2018	3,499,990
Shares issued at May 9, 2018	40,631,252

From January 1, 2016 through May 9, 2018, the following events have changed the number and classes of our issued common shares:

•	In August 2016, we issued 21,500 additional non-voting shares, par value CHF 1.00 per share.

•	In October 2016, we issued 25,000 additional Series A preferred shares, par value CHF 1.00 per share, to one investor in consideration for an in-license.

•	In November 2016, we issued 62,884 additional non-voting shares, par value CHF 1.00 per share.

•	On December 6, 2016, our shareholders approved a 1:13 share split for each of our issued Series A preferred shares, Series B preferred shares, common shares and non-voting shares. On the same date, our shareholders authorized (i) our board of directors to issue up to 5,140,631 common shares, par value CHF 1/13 per share, (ii) the issuance of 7,418,008 common shares, par value CHF 1/13 per share, upon exercise of option or conversion rights granted in connection with financial instruments issued by us or our subsidiaries and (iii) the issuance of 4,172,623 common shares, par value CHF 1/13 per share, in connection with our equity incentive plans.

•	On December 8, 2016, the 1:13 share split of our issued Series A preferred shares, Series B preferred shares, common shares and non-voting shares was recorded with the commercial registry of the Canton of Geneva.

•	On January 30, 2017, we issued 6,450,000 common shares at a price per share of $15.00 in connection with our initial public offering of our common shares on Nasdaq. On the same date, all Series A preferred shares, Series B preferred shares and non-voting shares were converted into common shares.

•	On October 9, 2017, our board of directors decided to increase our share capital through the issuance of 5,140,625 common shares at a price of $8.00 per share and approved the issuance of warrants to purchase an aggregate of 2,359,375 common shares at an exercise price of $8.00 per share.

•	On October 13, 2017, we completed a private placement of 5,140,625 common shares at a price of $8.00 per share and warrants to purchase an aggregate of 2,359,375 common shares with an exercise price of $8.00 per share. The warrants were exercised on October 13, 2017. We received net proceeds of approximately $57.0 million from the private placement.

•	On October 24, 2017, the increase of our share capital, through the issuance of 5,140,625 common shares, par value CHF 1/13 per share, was recorded with the commercial registry of the Canton of Geneva.

•	On December 7, 2017, our articles of association were amended in order to reflect the increase of our share capital by 2,359,375 common shares, issued on October 13, 2017 upon exercise of warrants. These changes were recorded with the commercial registry of the Canton of Geneva, on December 13, 2017.

•	On January 26, 2018, our shareholders voted to amend our articles of association in order to authorize our board of directors, at any time until January 26, 2020, to increase our share capital by a maximum aggregate par value of CHF 1,428,125 through the issuance of not more than 18,565,625 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 per share. In addition, our shareholders voted to amend our articles of association in order to enable the increase of our share capital from time to time by the issuance of up to 14,393,002 common shares, par value CHF 1/13 per share, upon exercise of option or conversion rights granted in connection with financial instruments issued by us or our subsidiaries.

•	On March 12, 2018, our board of directors decided to increase our share capital through the issuance of 3,499,990 common shares, in connection with our authorized share capital. This capital increase, together with the related amendments to our articles of association, dated March 16, 2018, were recorded with the commercial registry of the Canton of Geneva on March 21, 2018.

During our 2018 annual general meeting of shareholders, held on May 9, 2018, our shareholders voted to amend the articles of association of the company in order to authorize our board of directors, at any time until May 9, 2020, to increase our share capital by a maximum aggregate par value of CHF 1,562,740 through the issuance of not more than 20,315,620 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 per share. In addition, our shareholders voted to amend the articles of association of the company in order to enable the increase of our share capital by the issuance of up to 5,922,618 common shares, par value CHF 1/13 per share, in connection with our equity incentive plans.

Our revised articles of association, dated May 9, 2018, were recorded with the commercial registry of the Canton of Geneva on May 11, 2018, and the related amendments published in the Swiss Official Gazette of Commerce on May 16, 2018.

Based on the authorization of the 2018 annual general meeting of shareholders, our board of directors expects to resolve, on June 19, 2018 on the increase of our share capital by an aggregate par value of CHF          through the issuance of          common shares, to be fully paid-in, with a par value of CHF 1/13 per share. On or about June         , 2018, our board of directors intends to hold a meeting before a public notary in Geneva, Switzerland, to acknowledge that the par value of the offered shares have been fully paid-in and to amend our articles of association accordingly. On or about June         , 2018, we will file an application with the commercial registry of the Canton of Geneva for the purpose of recording these changes. The issuance of these new shares will occur upon the registration of these amendments with the commercial registry of the Canton of Geneva, which we expect to take place on the day of the related filing.

Listing

Our common shares are listed on the Nasdaq Global Select Market under the symbol “OBSV.”

On June 1, 2018, we announced our intention to list our common shares on the SIX Swiss Exchange under SIX’s international reporting standard. Our common shares will continue to trade on the Nasdaq Global Select Market after we list on the SIX Swiss Exchange. In connection with the SIX Swiss Exchange listing, we expect to raise our profile with Swiss and European investors, provide another robust market for any future potential financing activities and secure the protection offered by the Swiss takeover rules for our shareholders.

The Depository Trust Company

Initial settlement of any common shares to be issued pursuant to this prospectus supplement will take place through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the shares.

Transfer Agent and Registrar

Our share register is currently kept by American Stock Transfer & Trust Company, LLC, which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

MATERIAL INCOME TAX CONSIDERATIONS

The following summary contains a description of the material Swiss and U.S. federal income tax consequences of the acquisition, ownership and disposition of common shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase common shares. The summary is based upon the tax laws of Switzerland and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.

Swiss Tax Considerations

In the opinion of Lenz & Staehelin, the following are the material Swiss income tax consequences of owning and disposing of our common shares.

This summary of material Swiss tax consequences is based on Swiss law and regulations and the practice of the Swiss tax administration as in effect on the date hereof, all of which are subject to change (or subject to changes in interpretation), possibly with retroactive effect. The summary does not purport to take into account the specific circumstances of any particular shareholder or potential investor and does not relate to persons in the business of buying and selling common shares or other securities. The summary is not intended to be, and should not be interpreted as, legal or tax advice to any particular potential shareholder, and no representation with respect to the tax consequences to any particular shareholder is made.

Current and prospective shareholders are advised to consult their own tax advisors in light of their particular circumstances as to the Swiss tax laws, regulations and regulatory practices that could be relevant for them in connection with the offering, the acquiring, owning and selling or otherwise disposing of common shares and receiving dividends and similar cash or in-kind distributions on common shares (including dividends on liquidation proceeds and stock dividends) or distributions on common shares based upon a capital reduction (remboursements liés à la réduction de la valeur nominale des actions) or distributions paid out of capital contributions reserves (réserves issues d’apports de capital) and the consequences thereof under the tax laws, regulations and regulatory practices of Switzerland.

Taxation of Common Shares

Swiss Federal Withholding Tax on Dividends and Distributions

Dividend payments and similar cash or in-kind distributions on the common shares (including dividends on liquidation proceeds and stock dividends) that the Company makes to shareholders are subject to Swiss federal withholding tax (impôt anticipé) at a rate of 35% on the gross amount of the dividend. We are required to withhold the Swiss federal withholding tax from the dividend and remit it to the Swiss Federal Tax Administration. Distributions based upon a capital reduction (remboursements liés à la réduction de la valeur nominale des actions) and distributions paid out of capital contributions reserves (réserves issues d’apports de capital) are not subject to Swiss federal withholding tax.

The Swiss federal withholding tax may also apply to gains realized upon a repurchase of shares by the company, on the difference between the repurchase price and the par value of the shares; a different basis of taxation may apply under the capital contribution principle.

The Swiss federal withholding tax is refundable or creditable in full to a Swiss tax resident corporate and individual shareholder as well as to a non-Swiss tax resident corporate or individual shareholder who holds the common shares as part of a trade or business carried on in Switzerland through a permanent establishment or fixed place of business situated for tax purposes in Switzerland, if such person is the beneficial owner of the distribution and, in the case of a Swiss tax resident individual who holds the common shares as part of his private assets, duly reports the gross distribution received in his individual income tax return or, in the case of a person who holds the common shares as part of a trade or business carried on in Switzerland through a permanent establishment or fixed place of business situated for tax purposes in Switzerland, recognizes the gross dividend distribution for tax purposes as earnings in the income statements and reports the annual profit in the income tax return.

If a shareholder who is not a Swiss resident for tax purposes and does not hold the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes in Switzerland, receives a distribution from the Company, the shareholder may be entitled to a full or partial refund or credit of Swiss federal withholding tax incurred on a taxable distribution if the country in which such shareholder is resident for tax purposes has entered into a treaty for the avoidance of double taxation with Switzerland and the further prerequisites of the treaty for a refund have been met. Shareholders not resident in Switzerland should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund or credit) may differ from country to country.

Besides the bilateral treaties Switzerland has entered into an agreement with the European Community providing for an automatic exchange of information based on the OECD’s global standard for the automatic exchange of information. This agreement contains in its Article 9 provisions on taxation of dividends which apply with respect to EU member states and provides for an exemption of Withholding Tax for companies under certain circumstances.

Individual and Corporate Income Tax on Dividends

Swiss resident individuals holding the common shares as part of their private assets who receive dividends and similar distributions (including stock dividends and liquidation proceeds), which are not repayments of the par value of the common shares or distributions paid out of capital contributions reserves (réserves issues d’apports de capital) are required to report such payments in their individual income tax returns and are liable to Swiss federal, cantonal and communal income taxes on any net taxable income for the relevant tax period. Furthermore, for the purpose of the Direct Federal Tax, dividends, shares in profits, liquidation proceeds and pecuniary benefits from shares (including bonus shares) are included in the tax base for only 60% of their value, if the investment amounts to at least 10% of nominal capital of the Company. All cantons have introduced similar partial taxation measures at cantonal and communal levels.

Swiss resident individuals as well as non-Swiss resident individual taxpayers holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize dividends, distributions based upon a capital reduction (remboursements liés à la réduction de la valeur nominale des actions) and distributions paid out of capital contributions reserves (réserves issues d’apports de capital) in their income statements for the relevant tax period and are liable to Swiss federal, cantonal and communal individual or corporate income taxes, as the case may be, on any net taxable earnings accumulated (including the payment of dividends) for such period. Furthermore, for the purpose of the Direct Federal Tax, dividends, shares in profits, liquidation proceeds and pecuniary benefits from shares (including bonus shares) are included in the tax base for only 50%, if the investment is held in connection with the conduct of a trade or business or qualifies as an opted business asset according to Swiss tax law and amounts to at least 10% of nominal capital of the Company. All cantons have introduced similar partial taxation measures at cantonal and communal levels.

Swiss resident corporate taxpayers as well as non-Swiss resident corporate taxpayers holding the common shares in connection with the conduct of a trade or business through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize dividends, distributions based upon a capital reduction (remboursements liés à la réduction de la valeur nominale des actions) and distributions paid out of capital contributions reserves (réserves issues d’apports de capital) in their income statements for the relevant tax period and are liable to Swiss federal, cantonal and communal corporate income taxes on any net taxable earnings accumulated for such period. Swiss resident corporate taxpayers as well as non-Swiss resident corporate taxpayers holding the common shares in connection with the conduct of a trade or business through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland may be eligible for dividend relief (réduction pour participation) in respect of dividends and distributions based upon a capital reduction (remboursements liés à la réduction de la valeur nominale des actions) and distributions paid out of capital contributions reserves (réserves issues d’apports de capital) if the common shares held by them as part of a Swiss business have an aggregate market value of at least CHF 1 million of represent at least 10% of the share capital of the Company or give entitlement to at least 10% of the profits and reserves of the Company, respectively.

Recipients of dividends and similar distributions on the common shares (including stock dividends and liquidation proceeds) who are neither residents of Switzerland nor during the current taxation year have engaged in a trade or business in Switzerland and who are not subject to taxation in Switzerland for any other reason are not subject to Swiss federal, cantonal or communal individual or corporate income taxes in respect of dividend payments and similar distributions because of the mere holding of the common shares.

Wealth and Annual Capital Tax on Holding of Common Shares

Swiss resident individuals and non-Swiss resident individuals holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to report their common shares as part of their wealth and will be subject to cantonal and communal wealth tax to the extent the aggregate taxable net wealth is allocable to Switzerland.

Swiss resident corporate taxpayers and non-Swiss resident corporate taxpayers holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, will be subject to cantonal and communal annual capital tax on the taxable capital to the extent the aggregate taxable capital is allocable to Switzerland.

Individuals and corporate taxpayers not resident in Switzerland for tax purposes and not holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are not subject to wealth or annual capital tax in Switzerland because of the mere holding of the common shares.

Capital Gains on Disposal of Common Shares

Swiss resident individuals who sell or otherwise dispose of the common shares realize a tax-free capital gain, or a non-deductible capital loss, as the case may be, provided that they hold the common shares as part of their private assets.

Capital gains realized on the sale of the common shares held by Swiss resident individuals, Swiss resident corporate taxpayers as well as non-Swiss resident individuals and corporate taxpayers holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, will be subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be. This also applies to Swiss resident individuals who, for individual income tax purposes, are deemed to be professional securities dealers for reasons of, inter alia, frequent dealing and debt-financed purchases. Capital gains realized by resident individuals who hold the common shares as business assets might be entitled to reductions or partial taxations similar to those mentioned above for dividends if certain conditions are met (e.g. holding period of at least one year and participation of at least 10% of nominal capital).

Swiss resident corporate taxpayers as well as non-Swiss resident corporate taxpayers holding the common shares in connection with the conduct of a trade or business, through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are required to recognize such capital gain in their income statements for the relevant tax period. Corporate taxpayers may qualify for participation relief on capital gains (réduction pour participations), if the common shares sold during the tax period reflect an interest of at least 10% in the Company’s capital or if the common shares sold allow for at least 10% of the Company’s profit and reserve and were held for at least one year. The tax relief applies to the difference between the sale proceeds of common shares by the Company and the investment cost of the participation.

Individuals and corporations not resident in Switzerland for tax purposes and not holding the common shares in connection with the conduct of a trade or business in Switzerland through a permanent establishment or fixed place of business situated, for tax purposes, in Switzerland, are not subject to Swiss federal, cantonal and communal individual income or corporate income tax, as the case may be, on capital gains realized on the sale of the common shares.

Gift and Inheritance Tax

Transfers of common shares may be subject to cantonal or communal inheritance or gift taxes if the deceased or the donor or the recipient were resident in a Canton levying such taxes and, in international circumstances where residency requirements are satisfied, if the applicable tax treaty were to allocate the right to tax to Switzerland.

Swiss Issuance Stamp Duty

The Company will be subject to and pay to the Swiss Federal Tax Administration a 1% Swiss federal issuance stamp duty (droit de timbre d’émissions) on the consideration received by it for the issuance of the Shares less certain costs incurred in connection with the issuance.

Swiss Securities Transfer Stamp Duty

The purchase or sale of the common shares, whether by Swiss residents or non-Swiss residents, may be subject to Swiss securities transfer stamp duty of up to 0.15%, calculated on the purchase price or the proceeds if the purchase or sale occurs through or with a Swiss bank or other Swiss securities dealer as defined in the Swiss Federal Stamp Duty Act as an intermediary or party to the transaction unless an exemption applies. The issuance of the common shares to the initial shareholders at the offering price is not subject to Swiss securities transfer stamp duty.

Material U.S. Federal Income Tax Consequences for U.S. Holders

The following is a description of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of owning and disposing of common shares, but it does not purport to be a comprehensive description of all tax consequences that may be relevant to a particular person’s decision to acquire common shares. This discussion applies only to a U.S. Holder that will hold common shares as “capital assets” for tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential impact of the Medicare contribution tax on net investment income or tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•	persons holding common shares as part of a hedging transaction, straddle, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to the common shares;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities;

•	persons that own or are deemed to own ten percent or more of our common shares and/or other equity by vote or value;

•	persons who acquired our common shares pursuant to the exercise of a stock option or otherwise as compensation;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common shares being taken into account in an applicable financial statement; or

•	persons holding our common shares in connection with a trade or business conducted outside of the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships considering the acquisition of common shares and partners in such partnerships should consult their tax advisors as to their particular U.S. federal income tax consequences of owning and disposing of the common shares.

This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between Switzerland and the United States, or the Treaty, all as of the date hereof, any of which is subject to change, possibly with retroactive effect.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of common shares who is eligible for the benefits of the Treaty and is:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(3) of the Code), or (2) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

U.S. Holders should consult their tax advisors concerning the U.S. federal, state, local and foreign tax consequences of owning and disposing of common shares in their particular circumstances.

Passive Foreign Investment Company Rules

In general, a non-U.S. corporation will be a “passive foreign investment corporation” or “PFIC” for any taxable year in which (1) 75% or more of its gross income consists of passive income (the “PFIC income test”) or (2) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income (the “PFIC asset test”). For purposes of the above calculations, a non-U.S. corporation that directly or indirectly owns at least 25% (by value) of the shares of another corporation is treated as if it held its proportionate share of the assets and received directly its proportionate share of the income of such other corporation. Passive income generally includes dividends, interest, certain rents and royalties, and capital gains. Assets that produce, or are held for the production of, passive income include cash, cash equivalents and marketable securities.

We do not believe that we were a PFIC in prior taxable years and we do not expect to be a PFIC for our taxable year ending December 31, 2018. However, our operations generate very limited amounts of non-passive income. Until we generate sufficient revenue from active licensing and other non-passive sources, there is a risk that we will be a PFIC under the PFIC income test. Moreover, we hold, and expect to continue to hold after this offering, a substantial amount of cash and cash equivalents. Because the calculation of the value of our assets may be based in part on the value of our common shares, the value of which may fluctuate considerably after this offering, it is difficult to predict whether we will be a PFIC under the PFIC asset test. Even if we determine that we are not a PFIC after the close of a taxable year, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion. Because PFIC status is a fact specific determination, and generally cannot be made until the close of the taxable year in question, no assurance can be given that we will not be a PFIC for our current taxable year and that we will not be a PFIC in future taxable years. Our United States counsel expresses no opinion with respect to our PFIC status for prior years, the current taxable year or any future years.

Under attribution rules, if we are a PFIC, U.S. Holders will be deemed to own their proportionate shares of the stock of foreign corporations that we own and which are PFICs, or Lower-tier PFICs, and will be subject to U.S. federal income tax according to the rules described in the following paragraphs on (1) certain distributions by a Lower-tier PFIC and (2) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holder held such shares directly, even though such holders have not received the proceeds of those distributions or dispositions directly.

If we are a PFIC for any taxable year during which a U.S. Holder holds our common shares, the U.S. Holder may be subject to certain adverse tax consequences. Unless a holder makes a timely “mark-to-market” election or “qualified electing fund” election, each as discussed below, gain recognized on a disposition (including, under certain circumstances, a pledge) of common shares by the U.S. Holder, or on an indirect disposition of shares of a Lower-tier PFIC, will be allocated ratably over the U.S. Holder’s holding period for the shares. The amounts allocated to the taxable year of disposition and to years before we became a PFIC will be taxed as ordinary income arising in the taxable year of disposition. The amounts allocated to each other taxable year will be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge will be imposed on the tax attributable to the allocated amounts. Further, to the extent that any distribution received by a U.S. Holder on our common shares (or a distribution by a Lower-tier PFIC that is deemed to be received by a U.S. Holder) exceeds 125% of the average of the annual distributions with respect to such shares received during the preceding three taxable years or the U.S. Holder’s holding period, whichever is shorter, the distribution will be subject to taxation in the same manner as gain on disposition of common shares, described immediately above.

If we are a PFIC for any year during which a U.S. Holder holds common shares, we generally will continue to be treated as a PFIC with respect to such holder for all succeeding years during which such U.S. Holder holds common shares, even if we cease to meet the threshold requirements for PFIC status. U.S. Holders should consult their tax advisors regarding the potential availability of a “deemed sale” election that would allow them to eliminate this continuing PFIC status under certain circumstances.

If the common shares are “regularly traded” on a “qualified exchange,” a U.S. Holder may make a mark-to-market election that would result in tax treatment different from the general tax treatment for PFICs described above. The common shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the common shares is traded on a qualified exchange on at least 15 days during each calendar quarter. The Nasdaq Global Market, on which we plan to list the common shares, is a qualified exchange for this purpose. U.S. Holders should consult their tax advisors regarding the availability and advisability of making a mark-to-market election in their particular circumstances. In particular, U.S. Holders should consider carefully the impact of a mark-to-market election with respect to their common shares given that we may have Lower-tier PFICs for which a mark-to-market election would not be available.

If a U.S. Holder makes the mark-to-market election, such holder generally will recognize as ordinary income any excess of the fair market value of their common shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of their common shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, such holder’s tax basis in their common shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of common shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). Distributions paid on common shares will be treated as discussed below under “Taxation of Distributions.”

Alternatively, a U.S. Holder can make a “qualified electing fund election,” or a QEF Election, if we provide the information required to treat us and each Lower-tier PFIC as a qualified electing fund in the first taxable year that we are a PFIC with respect to such holder. The U.S. Holder makes a QEF Election for us (and each Lower-tier PFIC) by attaching a separate properly completed IRS Form 8621 for us (and each Lower-tier PFIC) to the holder’s timely filed U.S. federal income tax return. We currently intend to provide the information necessary for a U.S. Holder to make a QEF Election with respect to us and we currently intend to cause each Lower-tier PFIC that we control to provide such information and take any additional steps that may be necessary to allow a U.S. Holder to make a QEF Election for us and each such Lower-tier PFIC.

If a U.S. Holder makes a QEF Election with respect to us, the electing U.S. Holder will be currently taxable on its pro rata share of our ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that we are a PFIC with respect to such U.S. Holder. Distributions paid by us out of our earnings and profits that were included in the holder’s income as a result of the holder having made a QEF Election will not be included in the gross income of the holder. A U.S. Holder will increase its tax basis in our common shares by an amount equal to its pro rata share of our ordinary earnings and net capital gain included in gross income and decrease its tax basis in our common shares by an amount distributed on those common shares to the extent the distribution is not included in the holder’s gross income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of our common shares in an amount equal to the difference between the amount realized and the holder’s adjusted tax basis in our common shares. U.S. Holders should note that if they make QEF Elections with respect to us and Lower-tier PFICs, they may be required to pay U.S. federal income tax with respect to their common shares for any taxable year significantly in excess of any cash distributions received on the shares for such taxable year. U.S. Holders should consult their tax advisors regarding making QEF Elections in their particular circumstances.

Furthermore, as discussed below, if we are a PFIC for the taxable year in which we pay a dividend or the prior taxable year, the 20% dividend rate with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If we are a PFIC for any taxable year during which a U.S. Holder holds common shares, such U.S. Holder will be required to file an annual information report with such U.S. Holder’s U.S. federal income tax return on IRS Form 8621.

U.S. Holders should consult their tax advisors concerning our PFIC status and the tax considerations relevant to an investment in a PFIC.

Taxation of Distributions

If we make distributions of cash or property on our common shares, subject to the passive foreign investment company rules described above, such distributions, other than certain pro rata distributions of common shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. The amount of a dividend will include any amounts withheld by us in respect of Swiss taxes. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in Swiss Francs will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Dividends paid by us will generally be taxable to a non-corporate U.S. Holder at the special reduced rate normally applicable to long-term capital gains, provided the stock with respect to which the dividends are paid is readily tradable on an established securities market in the United States, we are not a PFIC in the taxable year in which the dividends are received or in the preceding taxable year, and so long as certain holding period requirements are met. However, as discussed above under “Passive Foreign Investment Company Rules,” if we are considered a PFIC, the special reduced rate will not be available with respect to dividends paid by us.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s circumstances, Swiss income taxes withheld from dividends on common shares at a rate not exceeding the rate provided by the Treaty will be creditable against the U.S. Holder’s U.S. federal income tax liability. Swiss taxes withheld in excess of the rate applicable under the Treaty will not be eligible for credit against a U.S. Holder’s federal income tax liability. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including the Swiss tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Taxable Disposition of Common Shares

Subject to the passive foreign investment company rules described above, for U.S. federal income tax purposes, gain or loss realized on the sale or other taxable disposition of common shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common shares for more than one year at the time of sale or other taxable disposition. The amount of the gain or loss will equal the difference between the amount realized on the disposition of the common shares and such U.S. Holder’s adjusted tax basis in the common shares, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (1) the U.S. Holder is a corporation or other exempt recipient or (2) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding, or otherwise establishes an exemption.

The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Information With Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals or that are certain entities are required to report information relating to an interest in our common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the common shares.

UNDERWRITING

We are offering the shares of common stock described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Jefferies LLC are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC
Credit Suisse Securities (USA) LLC
Jefferies LLC
Wedbush Securities Inc.
H.C. Wainwright & Co., LLC

Total	4,750,000

The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common shares directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $         per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $         per share from the initial public offering price. After the initial offering of the shares to the public, if all of the common shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

The underwriters have an option to buy up to                  additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $         per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $        . We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $35,000.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 90 days after the date of this prospectus, other than (i) grants of employee options or other equity-based awards pursuant to the terms of our equity incentive plans, (ii) issuances of our common shares or securities convertible into or exchangeable or exercisable for any of our common shares pursuant to the exercise of such options or other equity-based awards, (iii) issuances of our common shares or securities convertible into or exchangeable or exercisable for any of our common shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or option or (iv) the issuance of our common shares in this offering, provided in the case of clauses (ii) and (iii), the recipients of our common shares or securities agree to be bound by a lockup letter in the form executed by our directors, officers and existing securityholders.

Our directors and executive officers, and certain of our significant shareholders have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities LLC, offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. The restrictions in this paragraph do not apply to:

i.	any of our common shares acquired by the lock-up signatory in the offering or in the open market (other than shares purchased by our directors and officers pursuant to our directed share program);

ii.	the exercise with cash of options or other similar awards granted pursuant to our equity incentive plans described in this prospectus, provided that such restrictions shall apply to any of the lock-up signatory’s common shares issued upon such exercise;

iii.	the establishment of any contract, instruction or plan, that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act for the transfer of common shares, provided that no sales of the lock-up signatory’s common shares shall be made pursuant to such a Plan prior to the expiration of the 90-day period referred to above;

iv.

transfers of our common shares or any security convertible or exchangeable for our common shares as a bona fide gift or gifts not involving a disposition for value or for bona fide estate planning purposes, as a bona fide gift to a charity or educational institution, transfers to a member or members of the lock-up signatory’s family or to a trust, the direct or indirect beneficiaries of which are the lock-up signatory or a member or members of the lock-up signatory’s family, by testate succession or intestate distribution, if the undersigned is a trust, to any beneficiary of the undersigned or to the estate of any such beneficiary, to shareholders, members, current or former partners (general or limited or managers or owners of a similar equity interest in, the lock-up signatory or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the lock-up signatory, transfers to the estates of any such shareholders, affiliates, partners, members or managers not involving a disposition for value of the common shares or transfers that occurs by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order provided that each donee, distributee or transferee, as the case may be, agrees to be subject to the same restrictions as the lock-up signatory;

v.	transfers of common shares or any security convertible into or exercisable or exchangeable for common shares pursuant to a bona fide third-party tender offer for all of our outstanding common shares, merger, consolidation or other similar transaction made to all holders of our common shares involving a change of control of us (including the entering into any lock-up, voting or similar agreement pursuant to which the lock-up signatory may agree to transfer, sell, tender or otherwise dispose of our common shares in connection with such any conversion of our non-voting shares or preferred shares into our common shares, provided that any common shares received upon such conversion remain subject to the transfer restrictions described above; or

vi.	the transfer of the lock-up signatory’s shares of our common shares or any security convertible into or exercisable or exchangeable for our common shares to us pursuant to any contractual arrangement in effect on the date of the lock-up agreement that provides for the repurchase of the lock-up signatory’s common shares or such other securities by us or in connection with the termination of the lock-up signatory’s employment or other service relationship with us.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “OBSV”.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representative of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The Nasdaq Stock Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our common stock on The Nasdaq Stock Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Stock Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require the Company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

The Company, the representative and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

MATERIAL CHANGES

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2017 and in our Form 6-Ks incorporated by reference into this prospectus supplement, no reportable material changes have occurred since December 31, 2017.

ENFORCEMENT OF JUDGMENTS

We are organized under the laws of Switzerland and our jurisdiction of incorporation is Geneva, Switzerland. Moreover, a number of our directors and executive officers and a number of directors of each of our subsidiaries are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law of 1987, as amended, or PILA. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the non-Swiss court had jurisdiction pursuant to the PILA;

•	the judgment of such non-Swiss court has become final and non-appealable;

•	the judgment does not contravene Swiss public policy;

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•	no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

LEGAL MATTERS

Cooley LLP, Boston, Massachusetts, will be representing us in connection with this offering. Lenz & Staehelin, Geneva, Switzerland, will pass upon the validity of the common shares to be offered and other legal matters relating to Swiss law, including matters of Swiss income tax law, in connection with this offering. Latham & Watkins LLP is representing the underwriters in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The current address of PricewaterhouseCoopers SA is Avenue Giuseppe-Motta 50, CH-1211 Geneva, Switzerland.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, as amended, under the Securities Act with respect to the securities described in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information included in that registration statement.

You may review a copy of any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements we file reports with the SEC. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference into this prospectus supplement the following documents that we have filed with the SEC:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the SEC on March 9, 2018;

•	our Reports on Form 6-K furnished to the SEC on January 3, 2018, January 5, 2018, February 1, 2018, February 26, 2018, March 19, 2018, March 30, 2018, April 16, 2018, May 16, 2018 and June 18, 2018; and

•	the description of our common shares contained in our Registration Statement on Form 8-A, filed with the SEC on January 23, 2017, including any amendments or reports filed for the purposes of updating this description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and those of our current reports on Form 6-K that we furnish to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus supplement.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement and the accompanying prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to ObsEva SA, Attn: Chief Financial Officer, Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva, Switzerland or by telephone at +41 22 552 38 40.

You also may access these filings on our website at www.obseva.com. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus or any prospectus supplement modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus or prospectus supplement, except as modified or superseded.

PROSPECTUS

$200,000,000

Common Shares, Debt Securities and Warrants

offered by the Company

ObsEva SA

We may offer, from time to time, in one or more offerings, common shares, debt securities or warrants, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $200,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 29.

Our common shares are traded on the Nasdaq Global Select Market under the symbol “OBSV.” On February 22, 2018, the closing price of our common shares as reported by the Nasdaq Global Select Market was $14.30 per common share. As of February 22, 2018, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $152.8 million based on 37,131,262 outstanding common shares, of which approximately 10,682,063 common shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 1 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 2, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “shelf” registration process.

Under this shelf registration, we may offer any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “ObsEva,” “the company,” “our company,” “we,” “us” and “our” refer to ObsEva SA and our consolidated subsidiary. The terms “dollar,” “USD” or “$” refer to U.S. dollars, the terms “Swiss Franc” and “CHF” refer to the legal currency of Switzerland and the terms “€” or “euro” refer to euros, unless otherwise noted. Unless otherwise indicated, all references to currency amounts in this prospectus are in U.S. dollars.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

i

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

“ObsEva,” the ObsEva logo, and our other trademarks or service marks appearing in this prospectus are our property. This prospectus and the information incorporated herein by reference contains additional trade names, trademarks and service marks of others, which are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

All statements other than present and historical facts and conditions contained in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “should,” “will” and “would,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the success, cost, timing and potential indications of our product candidates’ development activities and clinical trials, including our ongoing and future trials of OBE2109, nolasiban and OBE022;

•	our ability to obtain and maintain regulatory approval of our product candidates, including OBE2109, nolasiban and OBE022, in any of the indications for which we plan to develop them, and any related restrictions, limitations or warnings in the label of an approved product;

•	the results of ongoing or future clinical trials, including of OBE2109, nolasiban and OBE022;

•	our ability to obtain funding for our operations, including funding necessary to complete the clinical trials of any of our product candidates, and the terms on which we are able to raise that additional capital;

•	our plans to research, develop and commercialize our product candidates;

•	the timing of our regulatory filings for our product candidates;

•	the clinical utility of our product candidates;

•	the size and growth potential of the markets for our product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates and our ability to operate our business without infringing on the intellectual property rights of others;

•	the timing and amount of milestone and royalty payments we are required to make under our license agreements;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	the activities of our competitors and the success of competing therapies that are or become available;

•	our plans to in-license or acquire additional product candidates;

•	how long we will qualify as an emerging growth company or a foreign private issuer;

•	our estimates regarding future revenue, expenses and needs for additional financing;

•	regulatory developments in the United States and foreign countries; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward- looking statements by these cautionary statements.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable, such information is inherently imprecise.

ABOUT OBSEVA SA

We are a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapeutics for serious conditions that compromise a woman’s reproductive health and pregnancy. We are advancing a pipeline of orally-administered innovative new chemical entities for the treatment of symptoms associated with endometriosis and uterine fibroids, improvement of clinical pregnancy and live birth rates in women undergoing in vitro fertilization, or IVF, and treatment of preterm labor. We have assembled a strong management team with extensive experience in successfully developing and commercializing therapeutics in our target market. Our goal is to build the leading women’s reproductive health and pregnancy company focused on conditions where current treatment options are limited and significant unmet needs exist.

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were formed in 2012 with an indefinite duration. We are currently registered in Plan-les-Ouates, Geneva, Switzerland. Our principal executive offices are located at Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva, Switzerland. Our telephone number is +41 22 552 38 40. We maintain a website at www.obseva.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our common shares have been listed on the Nasdaq Global Select Market under the symbol “OBSV” since January 26, 2017.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from Part I, Item 3.D. of our most recent Annual Report on Form 20-F and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Exchange Act, that are incorporated herein by reference. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline, in which case you may lose all or part of your investment. For more information, see “Where You Can Find More Information” and “Incorporation of Information by Reference.”

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in prospectus supplements.

DESCRIPTION OF SHARE CAPITAL

The Company

We are a Swiss stock corporation (société anonyme) organized under the laws of Switzerland. We were formed in 2012 with an indefinite duration. We are currently registered in Plan-les-Ouates, Geneva, Switzerland. Our principal executive offices are located at Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva, Switzerland.

Share Capital

As of December 7, 2017, our issued and fully paid-in share capital consisted of 37,131,262 common shares, par value CHF 1/13 per share, or approximately CHF 0.0769 per share, and no preferred shares. Under our articles of association, our share capital may be increased by a maximum aggregate amount of CHF 320,971 through the issuance of not more than 4,172,623 common shares, par value CHF 1/13 per share, in connection with our equity incentive plans. Further possibilities to increase our share capital are described below.

Our share capital activity was as follows:

Shares (both voting and non-voting) outstanding at January 1, 2016	1,673,790
Non-voting shares, par value CHF 1.00 per share, issued in August 2016	21,500
Series A preferred shares, par value CHF 1.00 per share, issued in October 2016 to one investor in consideration for an in-license	25,000
Non-voting shares, par value CHF 1.00 per share, issued in November 2016	62,884
1:13 share split for each of our issued Series A preferred shares, Series B preferred shares, common shares and non-voting shares
Shares outstanding at December 31, 2016	23,181,262
Common shares issued in January 2017	6,450,000
Common shares issued in October 2017	7,500,000
Common shares outstanding at October 24, 2017	37,131,262

From January 1, 2016 through December 7, 2017, the following events have changed the number and classes of our issued and outstanding common shares:

•	In August 2016, we issued 21,500 additional non-voting shares, par value CHF 1.00 per share.

•	In October 2016, we issued 25,000 additional Series A preferred shares, par value CHF 1.00 per share, to one investor in consideration for an in-license.

•	In November 2016, we issued 62,884 additional non-voting shares, par value CHF 1.00 per share.

•	On December 6, 2016, our shareholders approved a 1:13 share split for each of our issued Series A preferred shares, Series B preferred shares, common shares and non-voting shares. On the same date, our shareholders authorized (i) our board of directors to issue up to 5,140,631 common shares, par value CHF 1/13 per share, (ii) the issuance of 7,418,008 common shares, par value CHF 1/13 per share, upon exercise of option or conversion rights granted in connection with financial instruments issued by us or our subsidiaries and (iii) the issuance of 4,172,623 common shares, par value CHF 1/13 per share, in connection with our equity incentive plans.

•	On December 8, 2016, the 1:13 share split of our issued Series A preferred shares, Series B preferred shares, common shares and non-voting shares was recorded with the commercial registry of the Swiss canton of Geneva.

•	On January 30, 2017, we issued 6,450,000 common shares at a price per share of $14.00 in connection with our initial public offering of our common shares on Nasdaq. On the same date, all Series A preferred shares, Series B preferred shares and non-voting shares were converted into common shares.

•	On October 9, 2017, our board of directors decided to increase our share capital through the issuance of 5,140,625 common shares at a price of $8.00 per share and approved the issuance of warrants to purchase an aggregate of 2,359,375 common shares at an exercise price of $8.00 per share.

•	On October 13, 2017, we completed a private placement of 5,140,625 common shares at a price of $8.00 per share and warrants to purchase an aggregate of 2,359,375 common shares with an exercise price of $8.00 per share. The warrants were exercised on October 13, 2017. We received net proceeds of approximately $57.0 million from the private placement.

•	On October 24, 2017, the increase of our share capital, through the issuance of 5,140,625 common shares, par value CHF 1/13 per share, was recorded with the commercial registry of the Swiss canton of Geneva.

•	On December 7, 2017, our articles of association were amended in order to reflect the increase of our share capital by 2,359,375 common shares, issued on October 13, 2017 upon exercise of warrants. These changes were recorded with the commercial registry of the Swiss canton of Geneva, on December 13, 2017.

During an extraordinary general meeting of shareholders, held on January 26, 2018, our shareholders decided to amend the articles of association of the company in order to authorize our board of directors, at any time until January 26, 2020, to increase our share capital by a maximum aggregate par value of CHF 1,428,125 through the issuance of not more than 18,565,625 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 per share. In addition, our shareholders decided to amend the articles of association of the company in order to enable the increase of our share capital from time to time by the issuance of up to 14,393,002 common shares, par value CHF 1/13 per share, upon exercise of option or conversion rights granted in connection with financial instruments issued by us or our subsidiaries. Our revised articles of association were recorded with the commercial registry of the Swiss canton of Geneva on January 31, 2018, and the related amendments published in the Swiss Official Gazette of Commerce on February 5, 2018.

Articles of Association

When we refer to our articles of association in this prospectus, we refer to our amended and restated articles of association dated as of January 26, 2018.

Ordinary Capital Increase, Authorized and Conditional Share Capital

Under Swiss law, we may increase our share capital (capital-actions) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within three months in order to become effective. Under our articles of association, in the case of subscription and increase against payment of contributions in cash, a resolution passed by an absolute majority of the votes cast at the general meeting of shareholders is required. In the case of subscription and increase against contributions in kind or to fund acquisitions in kind, when shareholders’ statutory pre-emptive rights are withdrawn or where transformation of reserves into share capital is involved, a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented is required.

Furthermore, under the Swiss Code of Obligations, or the CO, our shareholders, by a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented, may empower our board of directors to issue shares of a specific aggregate par value up to a maximum of 50% of the share capital in the form of:

•	conditional capital (capital conditionnel) for the purpose of issuing shares in connection with, among other things, (1) option and conversion rights granted in connection with warrants and convertible bonds of us or one of our subsidiaries or (2) grants of rights to employees, members of our board of directors or consultants or our subsidiaries to subscribe for new shares (conversion or option rights); and / or

•	authorized capital (capital autorisé) to be utilized by our board of directors within a period determined by the shareholders but not exceeding two years from the date of the shareholder approval.

Pre-emptive Rights

Pursuant to the CO, shareholders have pre-emptive rights (droits de souscription) to subscribe for new issuances of shares. With respect to conditional capital in connection with the issuance of conversion rights, convertible bonds or similar debt instruments, shareholders have advance subscription rights (droit préférentiel de souscription) for the subscription of conversion rights, convertible bonds or similar debt instruments.

A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the absolute majority of the par value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive rights or advance subscription rights in certain circumstances.

If pre-emptive rights are granted, but not exercised, our board of directors may allocate the pre-emptive rights as it elects.

With respect to our authorized share capital, our board of directors is authorized by our articles of association—as currently into force and as amended on January 26, 2018—to withdraw or to limit the pre-emptive rights of shareholders, and to allocate them to third parties or to us, in the event that the newly issued shares are used for the purpose of:

•	expanding the shareholder base in certain capital markets or in the context of the listing, admission to official trading or registration of the shares at domestic or international stock exchanges;

•	granting an over-allotment option to underwriters in connection with a placement of shares;

•	share placements, provided the issue price is determined by reference to the market price;

•	the participation of our employees, members of our board of directors or consultants or of one of our subsidiaries in one or several equity incentive plans adopted by our board of directors;

•	the acquisition of companies, assets, participations or new investment projects or for public or private share placements for the financing or refinancing of such transactions;

•	for raising equity capital in a fast and flexible manner as such transaction would be difficult to carry out without the withdrawal of the pre-emptive rights of the existing shareholders;

•	the acquisition of a participation in us by a strategic partner; or

•	for all other reasons allowed by law pursuant to Article 652b, paragraph 2, of the CO.

Our Authorized Share Capital

Under our articles of association, as they were amended on January 26, 2018, our board of directors is authorized at any time until January 26, 2020 to increase our share capital by a maximum aggregate amount of CHF 1,428,125 through the issuance of not more than 18,565,625 shares, which would have to be fully paid-in, with a par value of CHF 1/13 each. Increases in partial amounts are permitted. Our board of directors has the power to determine the type of contributions, the issue price and the date on which the dividend entitlement starts.

Our board of directors is also authorized to withdraw or limit pre-emptive rights as described above. This authorization is exclusively linked to the particular available authorized share capital set out in the respective article. If the period to increase the share capital lapses without having been used by our board of directors, the authorization to withdraw or to limit the pre-emptive rights lapses simultaneously with such capital.

Our Conditional Share Capital

Conditional Share Capital for Financing Purposes

Under our articles of association, as they were amended on January 26, 2018, our share capital may be increased by a maximum aggregate amount of CHF 1,107,154 through the issuance of not more than 14,393,002 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 each, by the exercise of option and conversion rights granted in connection with convertible bonds or similar instruments of the Company or one of our subsidiaries. Shareholders will not have pre-emptive rights in such circumstances, but have a right to subscribe for the new bonds or other debt instruments by preference. The holders of the relevant debt instruments will be entitled to the new shares upon the occurrence of the applicable acquisition or conversion feature.

When issuing relevant debt instruments, the board of directors is authorized to withdraw or to limit the right of shareholders to subscribe for the relevant debt instruments by preference:

•	for the purpose of financing or refinancing our acquisition of enterprises, divisions thereof, or of participations or of newly planned investments;

•	if the issuance occurs in domestic or international capital markets including private placements; or

•	if the relevant debt instruments are to be acquired by an underwriter with subsequent offering to the public.

To the extent that the rights to subscribe for the new instruments by preference are withdrawn (1) the new instruments are to be issued at market conditions; (2) the term to exercise the option or conversion rights may not exceed ten years as of the date of the issue; and (3) the exercise price for the new shares must at least correspond to the market conditions at the time of the issuance.

Conditional Share Capital for Equity Incentive Plans

Our share capital may, to the exclusion of the pre-emptive rights of shareholders, be increased by a maximum aggregate amount of CHF 320,971 through the issuance of not more than 4,172,623 common shares, which would have to be fully paid-in, with a par value of CHF 1/13 each, by the exercise of option or conversion rights that have been granted to employees, members of our board of directors or our consultants or of one of our subsidiaries through one or more equity incentive plans created by our board of directors.

Uncertificated Securities

Our shares are uncertificated securities (droits-valeurs, within the meaning of Article 973c of the CO) and, when administered by a financial intermediary (dépositaire, within the meaning of the Federal Act on Intermediated Securities, or FISA), qualify as intermediated securities (titres intermédiés, within the meaning of the FISA). In accordance with Article 973c of the CO, we will maintain a non-public register of uncertificated securities (registre des droits-valeurs).

Shareholders may request from us a written confirmation in respect of their shares. Shareholders are not entitled, however, to request the printing and delivery of share certificates. We may print and deliver certificates for shares at any time at our option. We may also, at our option, withdraw uncertificated shares from the custodian system where they have been registered and, with the consent of the shareholder, cancel issued certificates that are returned to us.

General Meeting of Shareholders

The general meeting of shareholders is our supreme corporate body. Under Swiss law, ordinary and extraordinary general meetings of shareholders may be held. Under Swiss law, an ordinary general meeting of shareholders must be held annually within six months after the end of a corporation’s financial year. In our case, this means on or before June 30 of any calendar year.

The following powers are vested exclusively in the general meeting of shareholders:

•	adopting and amending our articles of association;

•	electing the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the auditors and the independent proxy;

•	approving the business report, the annual statutory financial statements and the consolidated financial statements, and deciding on the allocation of profits as shown on the balance sheet, in particular with regard to dividends;

•	approving the compensation of members of the board of directors and executive management, which under Swiss law is not necessarily limited to the executive officers;

•	discharging the members of the board of directors and executive management from liability with respect to their tenure in the previous financial year; and

•	deciding matters reserved to the general meeting of shareholders by law or our articles of association or that are presented to it by the board of directors.

An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or, under certain circumstances, by our auditor, liquidator or the representatives of bond holders, if any. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if shareholders representing at least 10% of the share capital request such general meeting of shareholders in writing. Such request must set forth the items to be discussed and the proposals to be acted upon. The board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on our stand-alone annual statutory balance sheet, half of our share capital and reserves are not covered by our assets.

Voting and Quorum Requirements

Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the absolute majority of the votes cast at the general meeting of shareholders, unless otherwise stipulated by law or our articles of association.

Under Swiss corporation law and our articles of association, a resolution of the general meeting of the shareholders passed by two-thirds of the shares represented at the meeting, and the absolute majority of the par value of the shares represented is required for:

•	amending our corporate purpose;

•	creating or cancelling shares with preference rights;

•	restricting the transferability of registered shares;

•	creating authorized or conditional share capital;

•	increasing the share capital out of equity, against contributions in kind or for the purpose of acquiring specific assets and granting specific benefits;

•	limiting or withdrawing shareholder’s pre-emptive rights;

•	relocating our registered office;

•	dissolving or liquidating;

•

amending the provision of our articles of association, which limits the number of additional mandates in the highest supervisory or management bodies of companies whose equity securities are listed on a stock exchange to 6 and the number of additional mandates in the highest management bodies of other companies to 10 for directors of our company; and

•	removing a serving member of our board of directors.

The same voting requirements apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets of 2003, as amended, or the Swiss Merger Act (including a merger, demerger or conversion of a corporation) see “—Compulsory Acquisitions; Appraisal Rights.”

In accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting shares.

Notice

General meetings of shareholders must be convened by the board of directors at least twenty days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by mail. The notice of a general meeting of shareholders must state the items on the agenda, the proposals to be acted upon and, in case of elections, the names of the nominated candidates. Except in the limited circumstances listed below, a resolution may not be passed at a general meeting without proper notice. This limitation does not apply to proposals to convene an extraordinary general meeting of shareholders or to initiate a special investigation. No previous notification is required for proposals concerning items included in the agenda or for debates that do not result in a vote.

The owners or representatives of all of our shares may, if no objection is raised, hold a general meeting of shareholders without complying with the formal requirements for convening general meetings of shareholders (a universal meeting). This universal meeting of shareholders may discuss and pass binding resolutions on all matters within the purview of the general meeting of shareholders, provided that the owners or representatives of all the shares are present at the meeting.

Agenda Requests

Pursuant to Swiss law, one or more shareholders whose combined shareholdings represent the lower of (1) one tenth of the share capital or (2) an aggregate par value of at least CHF 1,000,000, may request that an item be included in the agenda for a general meeting of shareholders. To be timely, the shareholder’s request must be received by us at least 60 calendar days in advance of the meeting.

Our business report, the compensation report and the auditor’s report must be made available for inspection by the shareholders at our registered office no later than 20 days prior to the ordinary general meeting. Shareholders of record must be notified of this in writing.

Shareholder Proposals

Under Swiss statutory law, at any general meeting of shareholders, any shareholder may put proposals to the meeting if the proposal is part of an agenda item. In addition, even if the proposal is not part of any agenda item, any shareholder may propose to the meeting to convene an extraordinary general meeting of shareholders or to have a specific matter investigated by means of a special audit where this is necessary for the proper exercise of shareholders’ rights.

Voting Rights

Each of our shares entitles a holder to one vote, regardless of its par value. The shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in our share register at cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), another registered shareholder or third person with written authorization to act as proxy or the shareholder’s legal representative.

Dividends and Other Distributions

Our board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution. Under our articles of association, dividend payments require a resolution passed by an absolute majority of the votes cast at a general meeting of shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association.

Under Swiss law, we may pay dividends only if we have sufficient distributable profits brought forward from the previous business years, or if we have distributable reserves, each as evidenced by our audited stand-alone statutory balance sheet prepared pursuant to Swiss law, and after allocations to reserves required by Swiss law and the articles of association have been deducted. We are not permitted to pay interim dividends out of profit of the current business year.

Distributable reserves are booked either as “retained earnings” (réserves issues du bénéfice) or as reserves from capital contributions (réserves issues du capital). Under the CO, if our general reserves (réserve générale) amount to less than 20% of our share capital recorded in the commercial registry (i.e., 20% of the aggregate par value of our issued capital), then at least 5% of our annual profit must be retained as general reserves. In addition, if our general reserves amount to less than 50% of our share capital, 10% of the amounts distributed beyond payment of a dividend of 5% must be retained as general reserves. The CO permits us to accrue additional general reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the CO under certain circumstances requires the creation of revaluation reserves which are not distributable.

Distributions out of issued share capital (i.e. the aggregate par value of our issued shares) are not allowed and may be made only by way of a share capital reduction. Such a capital reduction requires a resolution passed by an absolute majority of the shares cast at a general meeting of shareholders. The resolution of the shareholders must be recorded in a public deed and a special audit report must confirm that claims of our creditors remain fully covered despite the reduction in the share capital recorded in the commercial registry. The share capital may be reduced below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new fully paid-up capital. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims. The reduction of the share capital may be implemented only after expiration of this time limit.

Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the ordinary general meeting of shareholders to pay dividends in quarterly or other installments.

For a discussion of the taxation of dividends, see the section in this prospectus entitled “Material Income Tax Considerations—Swiss Tax Considerations—Taxation of Common Shares—Swiss Federal Withholding Tax on Dividends and Distributions.”

Transfer of Shares

Shares in uncertificated form may only be transferred by way of assignment. Shares that constitute intermediated securities (titres intermédiés) may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with the relevant provisions of the FISA. Our articles of association provide that registered shares not incorporated into a certificate and that are not held as book entry securities may be transferred only by assignment. Such assignment shall be valid only if we have been notified thereof.

Voting rights may be exercised only after a shareholder has been entered in our share register (registre des actions) with his or her name and address (in the case of legal entities, the registered office) as a shareholder with voting rights.

Inspection of Books and Records

Under the CO, a shareholder has a right to inspect our share register with respect to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect our share register. Our books and correspondence may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of our business secrets. See “Comparison of Swiss Law and Delaware Law—Inspection of Books and Records.”

Special Investigation

If the shareholders’ inspection rights as outlined above prove to be insufficient in the judgment of the shareholder, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special auditor in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request a court sitting at our registered office (currently in Geneva, Switzerland) to appoint a special auditor. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of shares in an aggregate par value of at least CHF 2,000,000 may request that the court appoint a special auditor. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board of directors or our executive management infringed the law or our articles of association and thereby caused damages to us or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other transactions that are governed by the Federal Act on Mergers, Demergers, Transformations and Asset Transfers of 2003, as amended, or the Swiss Merger Act, are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented.

If a transaction under the Swiss Merger Act receives all of the necessary consents, all shareholders are compelled to participate in such transaction.

Swiss corporations may be acquired by an acquirer through the direct acquisition of shares. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation).

For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Swiss Merger Act provides that if equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation. A decision issued by a competent court in this respect can be acted upon by any person who has the same legal status as the claimant.

In addition, under Swiss law, the sale of all or substantially all of our assets may be construed as a de facto dissolution of our company, and consequently require the approval of two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, whereas the following circumstances are generally deemed relevant in this respect:

•	a core part of the company’s business is sold without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to the company’s shareholders or for financial investments unrelated to the company’s business.

A shareholder of a Swiss corporation participating in certain corporate transactions governed by the Swiss Merger Act may, under certain circumstances, be entitled to appraisal rights. As a result, such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that the shareholder receives the fair value of the shares held by the shareholder. Following a statutory merger or demerger, pursuant to the Swiss Merger Act, shareholders can file an appraisal action against the surviving company. If the consideration is deemed inadequate, the court will determine an adequate compensation payment.

Board of Directors

Our articles of association provide that our board of directors shall consist of no more than eight directors.

The members of our board of directors and the chairman are elected annually by the general meeting of shareholders for a period until the completion of the subsequent ordinary general meeting of shareholders and are eligible for re-election. Each member of the board of directors must be elected individually.

Powers

The board of directors has the following non-delegable and inalienable powers and duties:

•	the ultimate direction of the business of the company and issuing of the relevant directives;

•	laying down the organization of the company;

•	formulating accounting procedures, financial controls and financial planning;

•	nominating and removing persons entrusted with the management and representation of the company and regulating the power to sign for the company;

•	the ultimate supervision of those persons entrusted with management of the company, with particular regard to adherence to law, our articles of association as well as our regulations and directives;

•	issuing the business report and the compensation report, and preparing for the general meeting of shareholders and carrying out its resolutions;

•	informing the court in case of over-indebtedness.

The board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate some of its powers, in particular direct management, to a single or to several of its members, managing directors, committees or to third parties who need be neither members of the board of directors nor shareholders. Pursuant to Swiss law, details of the delegation must be set in the organizational rules issued by the board of directors. The organizational rules may also contain other procedural rules such as quorum requirements.

Indemnification of Executive Management and Directors

Subject to Swiss law, our articles of association provide for indemnification of the existing and former members of the board of directors, executive management and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to our directors and executive management.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the employer. See the section of this prospectus entitled “Comparison of Swiss Law and Delaware Law—Indemnification of directors and executive management and limitation of liability.”

We have entered or will enter into indemnification agreements with each of the members of our board of directors and executive management.

Conflict of Interest, Management Transactions

Swiss law does not have a specific provision regarding conflicts of interest. However, the CO contains a provision that requires our directors and executive management to safeguard the company’s interests and imposes a duty of loyalty and duty of care on our directors and executive management. This rule is generally understood to disqualify directors and executive management from participation in decisions that directly affect them. Our directors and executive officers are personally liable to us for breach of these provisions. In addition, Swiss law contains provisions under which directors and all persons engaged in the company’s management are liable to the company, each shareholder and the company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the company’s shareholders or directors or any person associated with any such shareholder or director, other than payments made at arm’s length, must be repaid to the company if such shareholder, director or associated person acted in bad faith.

Our board of directors has adopted a Code of Business Conduct and Ethics that covers a broad range of matters, including the handling of conflicts of interest.

Principles of the Compensation of the Board of Directors and the Executive Management

Pursuant to Swiss law, beginning at our first annual meeting as a public company our shareholders must annually approve the compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with our management, which we refer to as our “executive management.” The board of directors must issue, on an annual basis, a written compensation report that must be reviewed together with a report on our business by our auditor. The compensation report must disclose all compensation, loans and other forms of indebtedness granted by us, directly or indirectly, to current or former members of the board of directors and executive management to the extent related to their former role or not on customary market terms.

The disclosure concerning compensation, loans and other forms of indebtedness must include:

•	the aggregate amount for the board of directors as well as the particular amount for each member of the board of directors, specifying the name and function of each respective person; and

•	the aggregate amount for the executive management as well as the particular amount for the member of the executive management with the highest compensation, specifying the name and function of such member.

Certain forms of compensation are prohibited for members of our board of directors and executive management, such as:

•	severance payments provided for either contractually or in the articles of association (compensation due during the notice period before termination of a contractual relationship does not qualify as severance payment);

•	advance compensation;

•	incentive fees for the acquisition or transfer of corporations or parts thereof by us or by companies being, directly or indirectly, controlled by the us;

•	loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the articles of association; and

•	equity securities and conversion and option rights awards not provided for in the articles of association.

Compensation to members of the board of directors and executive management for activities in entities that are, directly or indirectly, controlled by us is prohibited if the compensation (1) would have been prohibited if it was paid directly by us, (2) is not provided for in our articles of association and (3) has not been approved by the general meeting of shareholders.

Beginning at our first annual meeting as a public company, the shareholders will annually vote on the proposals of the board of directors with respect to:

•	the maximum aggregate amount of compensation of the board of directors until the next annual general meeting; and

•	the maximum aggregate amount of compensation of the executive management for the following financial year.

The board of directors may submit for approval at the general meeting of shareholders deviating or additional proposals relating to the same or different periods.

If the general meeting of shareholders does not approve a compensation proposal made by the board of directors, the board of directors must convene an extraordinary general meeting and submit a new compensation proposal to such meeting.

In addition to fixed compensation, members of the executive management and, under certain circumstances, the board of directors may be paid variable compensation, depending on the achievement of certain performance criteria or for retention purposes.

The performance criteria may include corporate targets and targets in relation to the market, other companies or comparable benchmarks and individual targets, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee shall determine the relative weight of the performance criteria and the respective target values.

Compensation may be paid or granted in the form of cash, shares, financial instruments, or in the form of other types of benefits. The board of directors or, where delegated to it, the compensation committee shall determine grant, vesting, exercise and forfeiture conditions.

Borrowing Powers

Neither Swiss law nor our articles of association restrict in any way our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors, and no approval by the shareholders is required in relation to any such borrowing.

Repurchases of Shares and Purchases of Own Shares

The CO limits our right to purchase and hold our own shares. We and our subsidiaries may purchase shares only if and to the extent that (1) we have freely distributable reserves in the amount of the purchase price; and (2) the aggregate par value of all shares held by us does not exceed 10% of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20%. We currently do not have any transfer restriction in our articles of association. If we own shares that exceed the threshold of 10% of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years.

Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive rights in the case of share capital increases.

In addition, selective share repurchases are only permitted under certain circumstances. Within these limitations, as is customary for Swiss corporations, we may purchase and sell our own shares from time to time in order to meet our obligations under our equity plans, to meet imbalances of supply and demand, to provide liquidity and to even out variances in the market price of shares.

Notification and Disclosure of Substantial Share Interests

The disclosure obligations generally applicable to shareholders of Swiss corporations under the Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading of 2015, or the Financial Market Infrastructure Act, do not apply to us since our shares are not listed on a Swiss exchange.

Pursuant to Article 663c of the CO, Swiss corporations whose shares are listed on a stock exchange must disclose their significant shareholders and their shareholdings in the notes to their balance sheet, where this information is known or ought to be known. Significant shareholders are defined as shareholders and groups of shareholders linked through voting rights who hold more than 5% of all voting rights.

Mandatory Bid Rules

The obligation of any person or group of persons that acquires more than one third of a company’s voting rights to submit a cash offer for all the outstanding listed equity securities of the relevant company at a minimum price pursuant to the Financial Market Infrastructure Act does not apply to us since our shares are not listed on a Swiss exchange.

Stock Exchange Listing

Our common shares are listed on The Nasdaq Global Select Market under the symbol “OBSV.”

The Depository Trust Company

Initial settlement of any common shares to be issued pursuant to this prospectus will take place through The Depository Trust Company, or DTC, in accordance with its customary settlement procedures for equity securities. Each person owning common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the shares.

Transfer Agent and Registrar of Shares

Our share register is currently kept by American Stock Transfer & Trust Company, LLC, which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

COMPARISON OF SWISS LAW AND DELAWARE LAW

The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights between the provisions of the Swiss Code of Obligations (Code suisse des obligations) and the Swiss Ordinance against excessive compensation in listed stock corporations applicable to our company and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Mergers and similar arrangements

Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a division of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the shares represented at the relevant general meeting of shareholders as well as the absolute majority of the par value of the shares represented at such shareholders’ meeting. The articles of association may increase the voting threshold. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act can file an appraisal right lawsuit against the surviving company. As a result, if the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of the voting rights without a vote by shareholders of such subsidiary, if the shareholders of the subsidiary are offered the payment of the fair value in cash as an alternative to shares.

Shareholders’ suits

Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may, to a limited extent, have a similar effect. An appraisal lawsuit won by a shareholder can be acted upon by any person who has the same legal status as the claimant. Also, a shareholder is entitled to bring suit against directors for breach of, among other things, their fiduciary duties and claim the payment of damages. However, unless the company is subject to bankruptcy proceedings, or if the relevant shareholder can demonstrate having suffered a loss in a personal capacity, a shareholder will only be allowed to ask for payment of damages to the corporation. Under Swiss law, the winning party is generally entitled to recover attorneys’ fees incurred in connection with such action, provided, however, that the court has discretion to permit the shareholder whose claim has been dismissed to recover attorneys’ fees incurred to the extent he acted in good faith.

Shareholder vote on board and management compensation

Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to the Swiss Ordinance against excessive compensation in listed stock corporations, the general meeting of shareholders has the non-transferable right, amongst others, to have a binding vote each year on the compensation due to the board of directors, executive management and advisory boards.

Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of stockholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

The general meeting of shareholders elects annually (i.e. until the end of the following annual general meeting) the members of the board of directors, the chairman of the board and the members of the compensation committee individually for a term of office of one year. Re-election is possible.

Indemnification of directors and executive management and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for:

•  any breach of a director’s duty of loyalty to the corporation or its shareholders;

•  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•  statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or

•  any transaction from which the director derived an improper personal benefit.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to

Under Swiss corporate law, an indemnification of a director or member of the executive management in relation to potential personal liability is not effective to the extent the director or member of the executive management intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.

Nevertheless, a corporation may enter into and pay for directors’ and officers’ liability insurance which typically covers negligent acts as well.

any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:

•  by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;

•  by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;

•  by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or

•  by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:

•  the duty of care; and

•  the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he

A director of a Swiss corporation has a fiduciary duty to the corporation only. This duty has two components:

•  the duty of care; and

•  the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent director would exercise under similar circumstances.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction.

corporate position for personal gain or advantage. This duty prohibits in principle self-dealing by a director and mandates that the best interest of the corporation take precedence over any interest possessed by a director or officer.

The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

Directors also have an obligation to treat shareholders that are in similar situations equally.

Shareholder action by written consent

A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may only exercise their voting rights in a general meeting of shareholders and may not act by written consents.

Shareholder proposals

A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. Unless the articles of association provide for a lower threshold or for additional shareholders’ rights:

•  one or several shareholders representing 10.0% of the share capital may ask that a general meeting of shareholders be called for specific agenda items and specific proposals; and

•  one or several shareholders representing 10.0% of the share capital or CHF 1.0 million of nominal share capital may ask that an agenda item including a specific proposal be put on the agenda for a regularly scheduled general meeting of shareholders, provided such request is made with appropriate notice.

Any shareholder can propose candidates for election as directors at an annual general meeting without prior written notice.

In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (1) request information from the Board on the affairs of the company (note, however, that the right to obtain such information is limited), (2) request information from the auditors on the methods and results of their audit, (3) request the holding of an extraordinary general meeting of shareholders and (4) request, under certain circumstances and subject to certain conditions, a special audit.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of all members of the board of directors for a term of office of one year (i.e. until the end of the following annual general meeting) is mandatory for listed companies.

Removal of directors

A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders concerned. The articles of association may require the approval by a qualified majority of the shares represented at a meeting for the removal of a director. Our articles of association require that a shareholder resolution to remove an acting director be passed with a majority of two-thirds of the shares represented as well as the absolute majority of the par value of the shares represented.

Transactions with interested shareholders

The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting stock within the past three years.	No such specific rule applies to a Swiss corporation.

Dissolution; Winding up

Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	A dissolution and winding up of a Swiss corporation requires the approval by two-thirds of the shares represented as well as the absolute majority of the par value of the shares represented at a general meeting of shareholders passing a resolution on such dissolution and winding up. The articles of association may increase the voting thresholds required for such a resolution.

Variation of rights of shares

A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	A Swiss corporation may modify the rights of a classes of shares with (1) a resolution passed by an absolute majority of the shares represented at the general meeting of shareholders and (2) a resolution passed by an absolute majority of the shares represented at the special meeting of the affected preferred shareholders. The issuance of shares that are granted more voting power requires the approval by two-thirds of the shares represented as well as the absolute majority of the par value of the shares represented at the relevant general meeting of shareholders.

Amendment of governing documents

A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	The articles of association of a Swiss corporation may be amended with a resolution passed by an absolute majority of the shares represented at such meeting, unless otherwise provided in the articles of association. There are a number of resolutions, such as an amendment of the stated purpose of the corporation and the introduction of authorized and conditional capital, that require the approval by two-thirds of the votes and an absolute majority of the par value of the shares represented at a shareholders’ meeting. The articles of association may increase the voting thresholds. Our articles of association require that a shareholder resolution to amend the provision, which limits the number of additional mandates in the highest supervisory or management bodies of companies whose equity securities are listed on a stock exchange to 6 and the number of additional mandates in the highest management bodies of other companies to 10 for directors of our company.

Inspection of books and records

Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Swiss corporation may only inspect books and records if the general meeting of shareholders or the board of directors approved such inspection and only if confidential information possessed by a corporation is protected. A shareholder is only entitled to receive information to the extent required to exercise such shareholders’ rights, subject to the interests of the corporation. The right to inspect the share register is limited to the right to inspect that shareholder’s own entry in the share register.

Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:

•  out of its surplus; or

•  in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year.

Stockholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without stockholder approval.

Dividend payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.

Payments out of the Company’s stated share capital (in other words, the aggregate par value of the Company’s registered share capital) in the form of dividends are not allowed; payments out of stated share capital may be made by way of a capital reduction only. Dividends may be paid only from the profits brought forward from the previous business years or if the Company has distributable reserves, each as will be presented on the Company’s audited annual stand-alone financial statements. The dividend may be determined only after the allocations to reserves required by the law and the articles of association have been made.

Creation and issuance of new shares

All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares require a shareholders’ resolution. Authorized shares can be, once created by shareholder resolution, issued by the board of directors (subject to fulfillment of the authorization). Conditional shares are created and issued through the exercise of options and conversion rights related to debt instruments issued by the board of directors or such rights issued to employees.

Rights plans / poison pills

Under Swiss corporation law, shareholders have pre-emptive rights to subscribe for new issuances of shares. Under certain circumstances, shareholders may authorize the board of directors to limit or withdraw pre-emptive rights or advance subscription rights in certain circumstances. However, limitation or withdrawal of shareholders’ pre-emptive rights can only be decided for valid reasons. Preventing a particular shareholder to exercise influence over the company is generally believed not to be a valid reason to limit or withdraw shareholders’ pre-emptive rights.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct general obligations. The debt securities may be secured or unsecured and may be convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•	the designation, aggregate principal amount and authorized denominations;

•	the date or dates on which the principal of the debt securities may be payable;

•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;

•	the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;

•	our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•	our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;

•	whether the debt securities will be issued in the form of global securities;

•	provisions, if any, for the defeasance of the debt securities;

•	any U.S. federal income tax consequences; and

•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

(3)	default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or

(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;

•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

•	the rights of holders of the debt securities to receive payments of principal and interest;

•	the rights, obligations and immunities of the trustee; and

•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. government obligations; or

•	a combination of money and U.S. government obligations,

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

•	we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;

•	if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between our company and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

FORMS OF SECURITIES

Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of ObsEva SA, its affiliates, the trustees, the warrant agents or any other agent of ObsEva SA, agent of the trustees or agent of the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of securities may be carried out, from time to time, in one or more transactions, including:

•	block transactions and transactions on the Nasdaq Global Select Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents;

•	the method of distribution;

•	the public offering price or purchase price and the proceeds to us from that sale;

•	the expenses of the offering;

•	any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;

•	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

•	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

ENFORCEMENT OF JUDGMENTS

We are organized under the laws of Switzerland and our jurisdiction of incorporation is Geneva, Switzerland. Moreover, a number of our directors and executive officers and a number of directors of each of our subsidiaries are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on International Private Law of 1987, as amended, or PILA. This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result was incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the non-Swiss court had jurisdiction pursuant to the PILA;

•	the judgment of such non-Swiss court has become final and non-appealable;

•	the judgment does not contravene Swiss public policy;

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•	no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount To Be Paid
SEC registration fee		$24,900
FINRA filing fee		$30,500
Transfer agent’s fees			*
Printing and engraving expenses			*
Legal fees and expenses			*
Accounting fees and expenses			*
Miscellaneous			*

Total	$		*

*	To be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

Unless otherwise indicated in any prospectus supplement, Cooley LLP, Boston, Massachusetts, will be representing us in connection with any offering and will pass upon certain matters of U.S. federal and New York State law. Unless otherwise indicated in any prospectus supplement, Lenz & Staehelin, Geneva, Switzerland, will pass upon the validity of the securities to be offered and other legal matters relating to Swiss law. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The current address of PricewaterhouseCoopers SA is Avenue Giuseppe-Motta 50, CH-1211 Geneva, Switzerland.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement that we filed.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. We anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish or file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have filed with the SEC:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2016, filed with the SEC on April 1, 2017;

•	Our Current Reports on Form 6-K furnished to the SEC on May 18, 2017, May 23, 2017, June 7, 2017, August 16, 2017, October 11, 2017, November 14, 2017, January 3, 2018, January 5, 2018, February 1, 2018 and February 26, 2018; and

•	The description of our common shares contained in our Registration Statement on Form 8-A, filed with the SEC on January 23, 2017, including any amendments or reports filed for the purposes of updating this description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and those of our current reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to ObsEva SA, Attn: Chief Financial Officer, Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva, Switzerland or by telephone at +41 22 552 38 40.

You also may access these filings on our website at www.obseva.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus or any prospectus supplement modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus or prospectus supplement, except as modified or superseded.

4,750,000 Common Shares

ObsEva SA

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan

Credit Suisse

Jefferies

Co-Managers

Wedbush PacGrow

H.C. Wainwright & Co.

                , 2018